Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 00-283780 and 333-182155) of the Carpenter Technology 401(k) Retirement Plan of our report dated June 27, 2023, relating to the financial statements as of and for the year ended December 31, 2022, which appear in this annual report on Form 11-K for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Allentown, Pennsylvania
June 21, 2024